Exhibit 99(a)

Windstream reports fourth-quarter, full-year 2014 results

Release date: Feb. 24, 2015

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) generated substantial adjusted free cash flow in 2014 driven by enterprise customer growth and improved consumer trends.

“Windstream produced strong cash flow in 2014, although total revenues were lower than expected. We also made great progress toward completing the real estate investment trust spinoff within the next several months, which will make Windstream a stronger, more competitive company,” said Tony Thomas, president and chief executive officer, who was appointed to the position on Dec. 11.

“Since my appointment as CEO, we have made a number of significant changes to the business to better serve customers and improve profitability. These changes, combined with planned initiatives, will advance our goals of improving the customer experience, operating a best-in-class network and delivering improved financial results and increased value for shareholders. Overall 2014 results fell short of our expectations, and we are taking the necessary actions to put us on the path for success. We will make significant progress this year on our goals. We have to do many things faster and better, and we will,” Thomas said.

2014 Highlights

Creating Value Through REIT Spinoff

Windstream announced on July 29 plans to spin off certain telecommunications network assets into an independent publicly traded real estate investment trust. The transaction enhances Windstream’s financial and strategic flexibility, accelerates network investments and creates shareholder value. The transaction is expected to close in the second quarter of this year.

Generating Substantial Free Cash Flow

Windstream generated strong adjusted free cash flow of $794 million for the year and paid $602 million in dividends to shareholders.

Growing Enterprise Customers & ARPU

Enterprise customer locations, which generate $750 or more in revenue per month, grew 3.6 percent and average revenue per business customer grew 9 percent year-over-year.

Improving Consumer Trends

The consumer channel continued to stabilize and delivered strong results with revenues declining less than 2 percent for the year. Consumer broadband revenue increased year-over-year due to continued demand for faster speeds and additional services.

Investing Capital for Growth

Windstream invested approximately $787 million in capital expenditures in 2014, with approximately two-thirds directed to growth initiatives, including fiber deployment and broadband expansion and enhancements.

Pro Forma Financial Results

Total revenues and sales were $1.4 billion in the fourth quarter, a decline of 3 percent from the same period a year ago, and $5.8 billion for the year, a decline of 3 percent year-over-year.

Enterprise and small business service revenues were $747 million in the fourth quarter and $3 billion for the full year, essentially flat year-over-year for both periods. Data and integrated services revenues grew approximately 4 percent in the fourth quarter from the same period a year ago to $427 million led by demand for IP-based solutions and next generation data. Data center and managed services revenues were $34 million in the fourth quarter, an increase of 21 percent year-over-year.

Consumer broadband service revenues in the fourth quarter were $121 million, up 1 percent from the same period in 2013, and $483 million for the year, up 1 percent year-over-year.

Overall consumer service revenues in the fourth quarter were $316 million, essentially unchanged from the same period a year ago, and $1.3 billion for the year, a decrease of 2 percent year-over-year.

Carrier service revenues in the fourth quarter were $181 million, a decline of 7 percent from the same period a year ago, primarily caused by wireless carrier migrations from legacy TDM circuits to newer Ethernet technology. For the year, carrier service revenues were $734 million, a decline of 6 percent year-over-year.

Wholesale revenues in the fourth quarter were $104 million, a decrease of 11 percent from the same period a year ago primarily caused by reductions from intercarrier compensation reform. For the year, wholesale revenues were $433 million, a decrease of 10 percent year-over-year.

Windstream updated its supplemental schedules this quarter to separate carrier service revenues from enterprise and small business service revenues to better align to the way it is now managing the business. In addition, certain resale wholesale service revenues are now included with carrier service revenues.

Adjusted OIBDA was $532 million in the fourth quarter, which was up $7 million sequentially, and $2.1 billion for the year.

Adjusted capital expenditures were $234 million in the fourth quarter. For the year, adjusted capital expenditures were $787 million.

Adjusted free cash flow was $101 million in the fourth quarter and $794 million for the year. The company paid shareholders $602 million in dividends for the year.

GAAP Financial Results

In the fourth quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.4 billion and a net loss of $77.5 million, or a loss of 13 cents per share. That compares to total revenues and sales of $1.5 billion and net income of $118 million, or 20 cents per share, during the same period in 2013.

GAAP results include a pre-tax expense of $128 million, or 13 cents per share, related to the company’s pension plan. This non-cash charge resulted from a decrease in the discount rate used to measure the company’s pension obligations and changes to mortality assumptions reflecting longer life expectancies of plan participants. Results also include approximately 3 cents in after-tax merger and integration and restructuring expense. Excluding these items, adjusted earnings per share would have been 3 cents for the fourth quarter.

For all of 2014 under GAAP, Windstream reported total revenues and sales of $5.8 billion and a net loss of $39.5 million, or a loss of 7 cents per share. That compares to total revenues of $6 billion and net income of $241 million for 2013. For the full year, adjusted earnings per share was 14 cents.

Financial Outlook for 2015

Windstream expects improved revenue trends in 2015 in enterprise, consumer and small business and continuation of some revenue pressure in the carrier business. The company expects total service revenue for the year within a range of a 4 percent decline to flat as compared to 2014 service revenue.

The company expects Adjusted OIBDA margins, as a percentage of total revenue, to be in the range of 34 percent to 34.5 percent for the year. The decrease relative to 2014 is largely due to the loss of high-margin carrier, switched access and universal service fund revenues.

Capital expenditures are expected to range from $825 million to $875 million, which excludes investments related to the second phase of the FCC’s Connect America Fund. The company will provide an update on its plans once the FCC program is finalized.

Due to various tax initiatives and the extension of bonus depreciation in 2014, the company expects cash taxes to total approximately $20 million in 2015.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's fourth-quarter and full-year 2014 results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 60178219.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on March 3. The replay can be accessed by dialing 1-855-859-2056, conference ID 60178219.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream, a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications and technology solutions, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization. Adjusted OIBDA adjusts OIBDA for the impact of merger and integration costs, restructuring charges, pension expense and stock-based compensation. Adjusted capital expenditures exclude the impact of integration-related capital expenditures. Adjusted free cash flow is adjusted OIBDA, minus cash interest, cash taxes and adjusted capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2015 guidance for service revenue, adjusted OBIDA margins, net capital expenditures, cash tax payments, expectations for improved revenue trends and higher margin sales, expectations regarding the success of Windstream’s product offerings and network improvements, and expectations concerning the timing and implementation of, and amount of funding available under, the FCC’s Connect America Fund. These and other forward-looking statements regarding Windstream’s business outlook are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.
Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•
the uncertainty regarding the implementation of Federal Communications Commission ("FCC") universal service and intercarrier compensation reforms, as well as state-level universal service reform, and the potential for additional federal or state government reforms regarding universal service or intercarrier compensation that result in significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long-term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the company’s ability to continue to pay dividends, which may be affected by changes in the company’s cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to the company’s capital allocation policy and may be changed at any time by the discretion of Windstream’s board of directors;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•	those additional factors under "Risk Factors" in Windstream’s Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

Additional forward-looking statements specific to the proposed REIT spinoff, include, but are not limited to, statements regarding the completion and timing of the proposed transaction, the expected benefits of the proposed spinoff to Windstream, including an expected improved financial position and reduction in overall debt of Windstream, the success and opportunities for growth of the REIT company, the expected financial attributes of Windstream and the REIT company, and each company’s ability to operate their businesses after the anticipated closing of the proposed transaction. Such statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in the forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in the company’s forward-looking statements include, among others:

•	the timing of the closing of the proposed spinoff;

•	the expected tax treatment of the pending transaction and proposed spinoff;

•	the ability of Windstream and the REIT company to conduct and expand their respective businesses following the proposed spinoff; and

•	the satisfaction of customary conditions and final approval of the Windstream board of directors of the proposed spinoff.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-

looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,400.6	$1,436.0	$(35.4)	(2)	$5,647.6	$5,775.5	$(127.9)	(2)
Product sales	42.5	55.4	(12.9)	(23)	181.9	212.6	(30.7)	(14)
Total revenues and sales	1,443.1	1,491.4	(48.3)	(3)	5,829.5	5,988.1	(158.6)	(3)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	751.5	559.5	192.0	34	2,719.3	2,492.1	227.2	9
Cost of products sold	36.5	45.7	(9.2)	(20)	156.6	183.9	(27.3)	(15)
Selling, general and administrative	249.1	205.8	43.3	21	983.8	923.4	60.4	7
Depreciation and amortization	355.0	341.2	13.8	4	1,386.4	1,340.9	45.5	3
Merger and integration costs	14.4	12.4	2.0	16	40.4	30.2	10.2	34
Restructuring charges	16.1	0.3	15.8	*	35.9	8.6	27.3	*
Total costs and expenses	1,422.6	1,164.9	257.7	22	5,322.4	4,979.1	343.3	7
Operating income	20.5	326.5	(306.0)	(94)	507.1	1,009.0	(501.9)	(50)
Other (expense) income, net	—	(7.5)	7.5	—	0.1	(12.5)	12.6	*
Loss on early extinguishment of debt	—	—	—	—	—	(28.5)	28.5	—
Interest expense	(144.0)	(148.0)	4.0	(3)	(571.8)	(627.7)	55.9	(9)
(Loss) income from continuing operations before income taxes	(123.5)	171.0	(294.5)	*	(64.6)	340.3	(404.9)	*
Income tax (benefit) expense	(46.0)	57.9	(103.9)	*	(25.1)	105.3	(130.4)	*
(Loss) income from continuing operations	(77.5)	113.1	(190.6)	*	(39.5)	235.0	(274.5)	*
Discontinued operations, net of tax	—	5.3	(5.3)	—	—	6.0	(6.0)	—
Net (loss) income	$(77.5)	$118.4	$(195.9)	*	$(39.5)	$241.0	$(280.5)	*

Weighted average common shares	598.0	592.3	5.7	1	596.9	589.3	7.6	1
Common shares outstanding	602.9	596.2	6.7	1

Basic and diluted (loss) earnings per share:
Net (loss) income	($.13)	$.20	($.33)	*	($.07)	$.40	($.47)	*

PRO FORMA RESULTS OF OPERATIONS (A):
OIBDA (B)	$389.9	$680.1	$(290.2)	(43)	$1,933.9	$2,380.1	$(446.2)	(19)
Adjusted OIBDA (C)	$531.6	$575.9	$(44.3)	(8)	$2,139.9	$2,318.1	$(178.2)	(8)
Adjusted capital expenditures (D)	$233.8	$169.9	$63.9	38	$786.5	$811.7	$(25.2)	(3)

* Not meaningful
(A)
Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(B)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(C)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

(D)
Adjusted capital expenditures exclude the impact of integration-related capital expenditures. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Adjusted Capital Expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2014	2013	Amount	%	2014	2013	Amount	%
Business operating metrics:
Customer locations (A)
Enterprise (B)	217.9	210.4	7.5	4
Small business (C)	357.8	395.3	(37.5)	(9)
Total customer locations	575.7	605.7	(30.0)	(5)

Net customer location losses	5.0	6.8	(1.8)	(26)	30.0	29.6	0.4	1

Total business customers	351.7	388.3	(36.6)	(9)

Carrier special access circuits (D)	81.9	100.1	(18.2)	(18)

Consumer operating metrics:
Voice lines	1,614.6	1,722.3	(107.7)	(6)
High-speed Internet	1,131.6	1,170.9	(39.3)	(3)
Digital television customers	385.3	402.3	(17.0)	(4)
Total consumer connections	3,131.5	3,295.5	(164.0)	(5)

Net voice line losses	25.9	30.4	(4.5)	(15)	107.7	119.6	(11.9)	(10)
Net high-speed Internet losses	10.4	12.5	(2.1)	(17)	39.3	43.6	(4.3)	(10)

* Not meaningful
(A)	Business customer locations include each individual location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise locations represent customer relationships that generate $750 or more in revenue per month.
(C)	Small business locations represent customer relationships that generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2014	2013		2014	2013
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$27.8	$48.2	Current maturities of long-term debt	$717.5	$85.0
Restricted cash	6.7	9.7	Current portion of interest rate swaps	28.5	30.0
Accounts receivable, net	635.5	635.3	Accounts payable	403.3	385.9
Inventories	63.7	67.7	Advance payments and customer deposits	214.7	223.5
Deferred income taxes	105.4	241.5	Accrued dividends	152.4	151.1
Prepaid expenses and other	164.6	182.4	Accrued taxes	95.2	104.2
			Accrued interest	102.5	103.5
			Other current liabilities	328.9	362.4

Total current assets	1,003.7	1,184.8	Total current liabilities	2,043.0	1,445.6

Goodwill	4,352.8	4,331.4	Long-term debt	7,934.2	8,622.2
Other intangibles, net	1,764.0	2,020.1	Deferred income taxes	1,878.6	2,038.3
Net property, plant and equipment	5,412.3	5,702.6	Other liabilities	632.8	498.3
Other assets	180.6	205.7	Total liabilities	12,488.6	12,604.4

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	212.6	811.6
			Accumulated other comprehensive income	12.1	28.5
			Retained earnings	—	—
			Total shareholders' equity	224.8	840.2

			TOTAL LIABILITIES AND
TOTAL ASSETS	$12,713.4	$13,444.6	SHAREHOLDERS' EQUITY	$12,713.4	$13,444.6

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Cash Provided from Operations:
Net (loss) income	$(77.5)	$118.4	$(39.5)	$241.0
Adjustments to reconcile net (loss) income to net cash provided from operations:
Depreciation and amortization	355.0	341.2	1,386.4	1,341.5
Provision for doubtful accounts	16.1	13.7	54.9	63.5
Share-based compensation expense	3.5	10.9	41.8	44.9
Pension expense (income)	122.1	(115.3)	128.3	(115.3)
Deferred income taxes	(24.2)	75.2	(13.4)	134.8
Unamortized net premium on retired debt	—	—	—	(38.1)
Amortization of unrealized losses on de-designated interest rate swaps	3.6	4.3	15.8	35.9
Gain from sale of software business	—	(14.4)	—	(14.4)
Plan curtailment and other, net	1.5	2.7	6.8	(15.8)
Changes in operating assets and liabilities, net:
Accounts receivable	(34.2)	24.1	(55.0)	(46.4)
Income tax receivable	—	—	(1.6)	0.6
Prepaid expenses and other	(9.5)	—	(3.3)	(20.0)
Accounts payable	36.1	(46.8)	(13.1)	(21.0)
Accrued interest	(67.9)	(49.7)	(3.1)	(10.2)
Accrued taxes	(2.4)	(0.1)	(9.0)	(0.1)
Other current liabilities	9.2	(2.0)	8.4	(49.0)
Other liabilities	16.8	7.2	(21.5)	(9.2)
Other, net	6.5	(10.7)	(15.6)	(3.3)
Net cash provided from operations	354.7	358.7	1,467.3	1,519.4
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(233.8)	(175.0)	(786.5)	(841.0)
Broadband network expansion funded by stimulus grants	(1.7)	(7.3)	(13.3)	(36.1)
Changes in restricted cash	1.0	3.8	3.0	16.8
Grant funds received for broadband stimulus projects	7.4	14.5	33.2	68.0
Grant funds received from Connect America Fund	—	60.7	26.0	60.7
Network expansion funded by Connect America Fund	(10.8)	—	(12.8)	—
Acquisition of a business	(22.6)	—	(22.6)	—
Disposition of software business	—	30.0	—	30.0
Other, net	3.9	(6.0)	3.9	(6.0)
Net cash used in investing activities	(256.6)	(79.3)	(769.1)	(707.6)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(150.6)	(149.0)	(602.2)	(593.6)
Repayments of debt and swaps	(346.4)	(1,067.8)	(1,395.4)	(5,161.0)
Proceeds of debt issuance	330.0	922.1	1,315.0	4,919.6
Debt issuance costs	—	(0.3)	—	(30.0)
Payments under capital lease obligations	(7.0)	(10.1)	(26.8)	(23.9)
Other, net	—	0.5	(9.2)	(6.7)
Net cash used in financing activities	(174.0)	(304.6)	(718.6)	(895.6)
Decrease in cash and cash equivalents	(75.9)	(25.2)	(20.4)	(83.8)
Cash and Cash Equivalents:
Beginning of period	103.7	73.4	48.2	132.0
End of period	$27.8	$48.2	$27.8	$48.2

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES (NON-GAAP)
(In millions)

		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2014	2013		2014	2013

Operating income from continuing operations under GAAP		$20.5	$326.5		$507.1	$1,009.0
Pro forma adjustments:
Merger and integration costs	(B)	14.4	12.4	(B)	40.4	30.2
Pro forma operating income		34.9	338.9		547.5	1,039.2
Depreciation and amortization expense	(B)	355.0	341.2	(B)	1,386.4	1,340.9
Pro forma OIBDA		389.9	680.1		1,933.9	2,380.1
Other adjustments:
Pension expense (benefit)	(B)	122.1	(115.3)	(B)	128.3	(115.3)
Restructuring charges	(B)	16.1	0.3	(B)	35.9	8.6
Share-based compensation	(B)	3.5	10.8	(B)	41.8	44.7
Pro forma adjusted OIBDA		$531.6	$575.9		$2,139.9	$2,318.1

Capital expenditures under GAAP		$233.8	$175.0		$786.5	$841.0
Pro forma adjustments:
Integration capital expenditures		—	5.1		—	29.3
Pro forma adjusted capital expenditures	(C)	$233.8	$169.9	(C)	$786.5	$811.7

(A)	Pro forma results adjust results of operations under GAAP to exclude merger and integration-related costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.
(C)	Pro forma adjusted capital expenditures exclude the impact of integration-related capital expenditures.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO ADJUSTED FREE CASH FLOW
(In millions)

TWELVE
MONTHS
ENDED
December 31,
2014

ADJUSTED FREE CASH FLOW:
Operating income under GAAP	$507.1
Depreciation and amortization	1,386.4
As reported OIBDA	1,893.5
Merger and integration costs	40.4
Pension expense	128.3
Restructuring charges	35.9
Share-based compensation	41.8
As reported adjusted OIBDA	2,139.9

Adjustments:
Adjusted capital expenditures	(786.5)
Cash paid for interest	(568.1)
Cash refunded for taxes	8.8
Adjusted free cash flow	$794.1

Dividends paid	$602.2

Payout ratio	76%

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on February 24, 2015, that we have presented in this press release unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension expense (benefit) and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current year presentation.

Our purpose for excluding non-recurring items, restructuring charges, pension and share-based compensation is to improve the comparability of our results of operations for the three and twelve month periods ended December 31, 2014, to the same periods of 2013 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current operations. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, the amounts expected to be received from the Rural Utilities Service to fund a portion of our broadband stimulus projects and the expected benefits of those projects and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the uncertainty regarding implementation of Federal Communications Commission ("FCC") universal service and intercarrier compensation reforms as well as state-level universal service reform, and the potential for additional federal or state government reforms regarding universal service or intercarrier compensation that result in significant loss of revenue to us; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions; unfavorable results of litigation or intellectual property infringement claims asserted against us; our ability to continue to pay dividends, which may be affected by changes in our cash requirements, capital spending plan, cash tax payment obligations, or financial position, and which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer voice lines and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

Additional forward-looking statements specific to the proposed REIT spinoff, include, but are not limited to, statements regarding the completion and timing of the proposed transaction, the expected benefits of the proposed spinoff to Windstream, including an expected improved financial position and reduction in overall debt of Windstream, the success and opportunities for growth of the REIT company, the expected financial attributes of Windstream and the REIT company, and each company’s ability to operate their businesses after the anticipated closing of the proposed transaction. Such statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in the forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in the company’s forward-looking statements include, among others: the timing of the closing of the proposed spinoff; the expected tax treatment of the pending transaction and proposed spinoff; the ability of Windstream and the REIT company to conduct and expand their respective businesses following the proposed spinoff; and the satisfaction of customary conditions and final approval of the Windstream board of directors of the proposed spinoff.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.